Exhibit 99.1

Pier 1 Imports, Inc. Reports Second Quarter Fiscal 2020 Financial Results

FORT WORTH, Texas--(BUSINESS WIRE)--September 25, 2019--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the second quarter ended August 31, 2019.

Second Quarter Fiscal 2020 Financial Summary

  Company comparable sales decreased 12.6% compared to the second quarter of fiscal 2019;
  Net sales decreased 14.3% to $304.6 million compared to the second quarter of fiscal 2019;
  Net loss of $100.6 million, or ($24.29) per share;
  Inventory of $328.6 million, down approximately 15% year-over-year; and
  Cash and cash equivalents of $10.0 million at quarter end, $190.0 million outstanding under its senior secured term loan, $50 million of borrowings under the Company’s FILO tranche and $55 million of borrowings under its $350 million revolving credit facility.

Cheryl Bachelder, Interim CEO, stated, “As we expected, sales and margins remained under pressure in the second quarter. We exited non-go-forward products through aggressive clearance actions, which was the primary driver of our net loss in the quarter. However, the strategic decision to clear through goods paved the way for our merchandise and marketing reset this fall. Fresh assortments began flowing into stores during the final weeks of the quarter and as we move closer to holiday, we look forward to delivering more of the unique, on-trend seasonal goods the Pier 1 brand is known for.”

Ms. Bachelder concluded, “The organization continues to make progress against our fiscal 2020 action plan, and we remain on track to achieve benefits of $100-$110 million this year, as previously outlined. While we anticipate that our merchandising and marketing initiatives will start to gain traction during the second half, we expect a gradual recovery and believe we’ll be positioned to demonstrate year-over-year improvement in company comparable sales and gross margin rate beginning in the fourth quarter. Our teams are working diligently to turn the business around and we believe that Pier 1 can prosper once again.”

Second Quarter Fiscal 2020 Results of Operations

Net sales for the second quarter of fiscal 2020 decreased 14.3% to $304.6 million, compared to $355.3 million for the second quarter of fiscal 2019. Company comparable sales decreased 12.6% compared to the year ago period, reflecting lower average customer spend, which is primarily attributable to changes in the Company’s merchandise mix, as well as decreased store traffic. The Company operated 951 stores at the end of the second quarter, a decrease of 38 from the second quarter of fiscal 2019.

Gross profit for the second quarter of fiscal 2020 totaled $50.8 million, or 16.7% of net sales, compared to $93.5 million, or 26.3% of net sales, for the second quarter of fiscal 2019. The year-over-year decline in gross margin rate primarily reflects increased clearance activity, as well as 240 basis points of deleverage on occupancy costs.

SG&A expenses for the second quarter of fiscal 2020 were $131.9 million, or 43.3% of net sales, compared to $143.1 million, or 40.3% of net sales, for the second quarter of fiscal 2019. The following table details the breakdown of SG&A expenses for the second quarter of fiscal 2020 as compared to the prior year period (in millions).

	13 Weeks Ended
	August 31, 2019		September 1, 2018
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$56.2	18.5%	$59.1	16.6%
Operational expenses	24.0	7.9%	19.8	5.6%
Marketing	17.9	5.9%	33.6	9.5%
Other selling, general and administrative	33.8	11.1%	30.7	8.6%
Total selling, general and administrative[1]	$131.9	43.3%	$143.1	40.3%

(1) The period ended August 31, 2019 includes transformation costs of approximately $7 million, primarily related to professional fees, and a non-cash charge of $4.3 million related to store impairment.

Operating loss for the second quarter of fiscal 2020 was $93.1 million compared to operating loss of $62.5 million for the prior year period. Net loss for the second quarter of fiscal 2020 totaled $100.6 million, or ($24.29) per share, which includes transformation costs of approximately $7 million, primarily related to professional fees, and a non-cash charge of $4.3 million related to store impairment. This compares to net loss of $51.1 million, or ($12.68) per share a year ago. Per share data has been adjusted to reflect the Company’s 1-for-20 reverse stock split effected on June 20, 2019. EBITDA in the second quarter of fiscal 2020 was ($80.9) million, which includes the transformation costs and impairment charge referred to above, compared to EBITDA of ($49.3) million in the second quarter of fiscal 2019. A reconciliation of this non-GAAP measure to GAAP is provided below.

Year-to-Date Results of Operations

Net sales for the 26 weeks ended August 31, 2019 were $618.9 million, a decrease of 14.9% compared to $727.2 million for the same period of fiscal 2019. Company comparable sales for the year-to-date period decreased 13.1% from the prior year, reflecting lower average customer spend, which is primarily attributable to changes in the Company’s merchandise mix, as well as decreased store traffic.

Gross profit for the year-to-date period of fiscal 2020 totaled $129.7 million, or 20.9% of net sales, compared to $213.6 million, or 29.4% of net sales, for the same period a year ago.

SG&A expenses for the 26 weeks ended August 31, 2019 were $274.9 million, or 44.4% of net sales, compared to $281.7 million, or 38.7% of net sales, for the period ended September 1, 2018. The following table details the breakdown of SG&A expenses for fiscal 2020 as compared to last year (in millions).

	26 Weeks Ended
	August 31, 2019		September 1, 2018
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$112.4	18.2%	$115.6	15.9%
Operational expenses	41.3	6.7%	40.4	5.6%
Marketing	38.9	6.3%	60.1	8.3%
Other selling, general and administrative	82.3	13.3%	65.6	9.0%
Total selling, general and administrative[1]	$274.9	44.4%	$281.7	38.7%

(1) The period ended August 31, 2019 includes transformation costs of approximately $26 million, primarily related to professional fees, and a non-cash charge of $4.6 million related to store impairment.

For the 26-week period ended August 31, 2019, operating loss was $169.6 million compared to operating loss of $93.8 million in the same period a year ago. Net loss for the 26 weeks ended August 31, 2019 totaled $182.3 million, or ($44.28) per share, which includes transformation costs of approximately $26 million, primarily related to professional fees, and a non-cash charge of $4.6 million related to store impairment. This compares to net loss of $79.6 million, or ($19.80) per share, in the year ago period. Per share data has been adjusted to reflect the Company’s 1-for-20 reverse stock split effected on June 20, 2019. EBITDA for the 26-week period was ($145.1) million in fiscal 2020, which includes the transformation costs and impairment charge referred to above, compared to EBITDA of ($68.1) million in fiscal 2019. A reconciliation of this non-GAAP measure to GAAP is provided below.

Financial Position

As of August 31, 2019, inventories totaled $328.6 million compared to $386.7 million a year ago. At quarter end, the Company had $10.0 million of cash and cash equivalents, $190.0 million outstanding under its senior secured term loan, $50 million of borrowings under its FILO tranche and $55 million of borrowings under its $350 million revolving credit facility.

“We are continuing to execute against the cost initiatives under our fiscal 2020 action plan,” said Bob Riesbeck, Executive Vice President and CFO. “Our teams did a good job of controlling expenses during the second quarter and we are tracking to our previously stated expectation to reduce full year SG&A by approximately $90 million versus fiscal 2019. Importantly, we believe we have sufficient liquidity to achieve our fiscal 2020 goals.”

Second Quarter Fiscal 2020 Financial Results Conference Call

The Company will hold a conference call to discuss second quarter fiscal 2020 financial results at 4:00 p.m. Central Time/5:00 p.m. Eastern Time on Wednesday, September 25, 2019. A live audio webcast will be accessible at the Company’s website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 2277328. The conference call will be archived and can be accessed by visiting the Company’s investor relations website at https://investors.pier1.com.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references EBITDA, a non-GAAP financial measure.

The Company believes that EBITDA allows management and investors to understand and compare results in a more consistent manner for the periods presented. EBITDA, as a non-GAAP financial measure, should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes EBITDA is a meaningful indicator of the Company’s performance, which provides useful information to investors regarding its financial condition and results of operations. Management uses EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. EBITDA should not be considered in isolation or used as an alternative to GAAP financial measures and does not purport to be an alternative to net income (loss) as a measure of operating performance. A reconciliation of net loss to EBITDA is shown below for the periods indicated (in millions).

		13 Weeks Ended				26 Weeks Ended
		August 31, 2019		September 1, 2018		August 31, 2019		September 1, 2018
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales
Net loss (GAAP)		$(100.6)	(33.0)%	$(51.1)	(14.4)%	$(182.3)	(29.4)%	$(79.6)	(10.9)%

Add back:	Income tax provision (benefit)	2.6	0.8%	(14.1)	(4.0)%	2.7	0.4%	(20.2)	(2.8)%
	Interest expense, net	5.1	1.7%	3.1	0.9%	10.1	1.6%	6.0	0.8%
	Depreciation	12.0	4.0%	12.8	3.6%	24.4	3.9%	25.7	3.6%
EBITDA (non-GAAP)		$(80.9)	(26.6)%	$(49.3)	(13.9)%	$(145.1)	(23.4)%	$(68.1)	(9.4)%

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: actions intended to return the Company to profitable growth; fiscal 2020 action plans and expense reduction initiatives intended to reset the Company’s gross margin and cost structure; the Company’s ability to increase cash flows to support its operating activities; the results of the evaluation of strategic alternatives and the terms, value and timing of any transaction resulting from that process, or the failure of any such transaction to occur; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the effectiveness of the Company’s relationships with, and operations of, its key suppliers; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; changes in foreign currency values relative to the U.S. dollar; the Company’s ability to identify a successor chief executive officer and retain its senior management team; continued volatility in the price of the Company’s common stock and the Company’s ability to regain compliance with the continued listing criteria of the New York Stock Exchange (“NYSE”), including the NYSE’s acceptance of a business plan that demonstrates compliance with continued listing requirements, the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period and risks arising from the potential suspension of trading of the Company’s common stock on the NYSE. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

About Pier 1 Imports, Inc.

Founded with a single store in 1962, Pier 1 Imports is a leading omni-channel retailer of unique home décor and accessories. The Company’s products are available through more than 950 Pier 1 stores in the U.S. and Canada and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	13 Weeks Ended
	August 31,	% of	September 1,	% of
	2019	Sales	2018	Sales

Net sales	$304,590	100.0%	$355,336	100.0%

Cost of sales	253,752	83.3%	261,830	73.7%

Gross profit	50,838	16.7%	93,506	26.3%

Selling, general and administrative expenses	131,872	43.3%	143,149	40.3%
Depreciation	12,021	4.0%	12,823	3.6%

Operating loss	(93,055)	(30.6%)	(62,466)	(17.6%)

Nonoperating (income) and expenses:
Interest, investment income and other	(227)		(846)
Interest expense	5,150		3,594
	4,923	1.6%	2,748	0.8%

Loss before income taxes	(97,978)	(32.2%)	(65,214)	(18.4%)
Income tax provision (benefit)	2,573	0.8%	(14,126)	(4.0%)

Net loss	$(100,551)	(33.0%)	$(51,088)	(14.4%)

Loss per share:
Basic	$(24.29)		$(12.68)

Diluted	$(24.29)		$(12.68)

Average shares outstanding during period:
Basic	4,139		4,028

Diluted	4,139		4,028

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	26 Weeks Ended
	August 31,	% of	September 1,	% of
	2019	Sales	2018	Sales

Net sales	$618,914	100.0%	$727,200	100.0%

Cost of sales	489,256	79.1%	513,555	70.6%

Gross profit	129,658	20.9%	213,645	29.4%

Selling, general and administrative expenses	274,854	44.4%	281,729	38.7%
Depreciation	24,424	3.9%	25,723	3.6%

Operating loss	(169,620)	(27.4%)	(93,807)	(12.9%)

Nonoperating (income) and expenses:
Interest, investment income and other	(358)		(1,163)
Interest expense	10,297		7,144
	9,939	1.6%	5,981	0.8%

Loss before income taxes	(179,559)	(29.0%)	(99,788)	(13.7%)
Income tax provision (benefit)	2,705	0.4%	(20,197)	(2.8%)

Net loss	$(182,264)	(29.4%)	$(79,591)	(10.9%)

Loss per share:
Basic	$(44.28)		$(19.80)

Diluted	$(44.28)		$(19.80)

Average shares outstanding during period:
Basic	4,116		4,019

Diluted	4,116		4,019

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	August 31,	March 2,	September 1,
	2019	2019	2018
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $2,956, $49,532 and $89,208, respectively	$10,007	$54,878	$116,769
Accounts receivable, net	25,609	21,189	24,183
Inventories	328,642	347,584	386,691
Prepaid expenses and other current assets	50,499	49,876	51,797
Total current assets	414,757	473,527	579,440
Properties and equipment, net of accumulated depreciation
of $580,086, $556,426 and $578,476, respectively	121,129	149,356	168,089
Operating lease right-of-use assets	625,171	-	-
Other noncurrent assets	29,342	33,407	57,460
	$1,190,399	$656,290	$804,989

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$146,442	$121,969	$181,486
Gift cards and other deferred revenue	37,424	37,655	43,388
Borrowings under revolving line of credit	55,000	-	-
Accrued income taxes payable	-	302	-
Current portion of long-term debt	2,438	2,000	2,000
Current portion of operating lease liabilities	150,184	-	-
Other accrued liabilities	98,475	107,539	117,755
Total current liabilities	489,963	269,465	344,629

Long-term debt	258,900	245,624	197,310
Long-term operating lease liabilities	513,641	-	-
Other noncurrent liabilities	17,571	51,672	55,882

Shareholders' equity (deficit):
Common stock, $0.001 par, 25,000,000 shares authorized,
6,262,000 issued	6	6	6
Paid-in capital	141,943	138,469	137,510
Retained earnings	353,698	534,419	653,661
Cumulative other comprehensive loss	(7,779)	(7,861)	(7,400)
Less -- 1,990,000, 1,981,000 and 1,984,000
common shares in treasury, at cost, respectively	(577,544)	(575,504)	(576,609)
Total shareholders' equity (deficit)	(89,676)	89,529	207,168
	$1,190,399	$656,290	$804,989

Pier 1 Imports, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	26 Weeks Ended
	August 31,	September 1,
	2019	2018

Cash flows from operating activities:
Net loss	$(182,264)	$(79,591)
Adjustments to reconcile to net cash provided by (used in)
operating activities:
Depreciation	28,130	29,761
Non-cash lease expense	565	-
Stock-based compensation expense	918	1,380
Deferred compensation, net	280	1,477
Deferred income taxes	2,337	(21,419)
Other	6,969	1,665
Changes in cash from:
Inventories	18,916	(39,343)
Prepaid expenses and other assets	(3,471)	(2,291)
Accounts payable and other liabilities	18,802	115,327
Accrued income taxes payable, net of payments	(422)	(2,461)
Net cash provided by (used in) operating activities	(109,240)	4,505

Cash flows from investing activities:
Capital expenditures	(6,339)	(25,643)
Proceeds from disposition of properties	509	1,678
Proceeds from sale of restricted investments	2,226	2,411
Purchase of restricted investments	(749)	(1,121)
Net cash used in investing activities	(4,353)	(22,675)

Cash flows from financing activities:
Stock purchase plan and other, net	516	712
Repayments of long-term debt	(1,000)	(1,000)
Borrowings under revolving line of credit	118,000	-
Repayments of borrowings under revolving line of credit	(63,000)	-
Borrowings under company owned life insurance	14,244	-
Net cash provided by (used in) financing activities	68,760	(288)

Effect of exchange rate changes on cash	(38)	(152)

Change in cash and cash equivalents	(44,871)	(18,610)

Cash and cash equivalents at beginning of period	54,878	135,379

Cash and cash equivalents at end of period	$10,007	$116,769

Contacts

Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com